Exhibit (h)(12)

EXPENSE LIMITATION AGREEMENT

GRANITESHARES ETF TRUST

This Agreement is made and entered into effective as of September 03, 2025, by and between the Funds detailed in Appendix 1, each a series of shares of GraniteShares ETF Trust, a Delaware statutory trust (the “Trust”), and GraniteShares Advisors LLC, a Delaware limited liability company (the “Advisor”).

WHEREAS, the Trust is a Delaware statutory trust organized under the Certificate of Trust dated November 7, 2016, and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company of the series type;

WHEREAS, each Fund is a series of the Trust;

WHEREAS, the Trust, on behalf of the Funds, and the Advisor entered into an Investment Advisory Agreement dated September 03, 2025, (“Advisory Agreement”), which continues in effect, pursuant to which the Advisor provides investment advisory services to each Fund; and

WHEREAS, each Fund and the Advisor have determined that it is appropriate and in the best interests of the Fund and its shareholders to set forth and approve the terms by which the Advisor limits the expenses of each Fund, and, therefore, have entered into this Agreement in order to maintain each such Fund’s respective expense ratios within the Operating Expense Limit, as defined below, through December 31, 2026.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Expense Limitation.

(a) Applicable Expense Limit. To the extent that the aggregate expenses of every character, including but not limited to investment advisory fees of the Advisor (excluding interest, taxes, brokerage commissions, expenses related to short sales, other expenditures which are capitalized in accordance with generally accepted accounting principles, other extraordinary expenses not incurred in the ordinary course of a Fund’s business, and amounts, if any, payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act) incurred by a Fund in any fiscal year (“Fund Operating Expenses”), exceed the Operating Expense Limit, as defined in Section 1(b) below, such excess amount (the “Excess Amount”) shall be the liability of the Advisor.

(b) Operating Expense Limit. The maximum operating expense limits (“Operating Expense Limit”) in any year for each Fund are detailed in Appendix 2.

(c) Method of Computation. To determine the Advisor’s liability with respect to the Excess Amount, each month the Fund Operating Expenses for a Fund shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses for any month exceed the Operating Expense Limit of such Fund, the Advisor shall first waive or reduce its investment advisory fee for such month by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount no higher than the Operating Expense Limit. If the amount of the waived or reduced investment advisory fee for any such month is insufficient to pay the Excess Amount, the Advisor may also remit to the Fund an amount that, together with the waived or reduced investment advisory fee, is sufficient to pay such Excess Amount.

(d) Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the investment advisory fees waived or reduced and other payments remitted by the Advisor to a Fund with respect to the previous fiscal year shall equal the Excess Amount.

2. Deferred Expenses

If in any month during which the Advisory Agreement is in effect the estimated annualized Fund Operating Expenses of a Fund for that month are less than the Operating Expense Limit, the Advisor shall be entitled to reimbursement by such Fund of any investment advisory fees waived or reduced, and any additional payments remitted by the Advisor, pursuant to this Agreement (the “Deferred Expenses”) during the previous thirty-six months, to the extent that such Fund’s annualized Fund Operating Expenses plus the amount so reimbursed does not exceed, for such month, the Operating Expense Limit, provided that such amount paid to the Advisor will in no event exceed the total Deferred Expenses and will not include any amounts previously reimbursed to the Advisor.

3. Term and Termination of Agreement.

This Agreement with respect to each Fund shall continue in effect until the Limit Expiration Date, which shall be December 31, 2026, and from year to year thereafter, provided each such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not “interested persons” of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement (“Non-Interested Trustees”). Nevertheless, this Agreement may be terminated, without payment of any penalty, (a) by the Trust at any time, and (b) by the Advisor upon written notice ninety (90) days’ prior to the end of the then-current term of the Agreement to the other party at its principal place of business; provided that, in the case of termination by the Trust, such action shall be authorized by resolution of a majority of the Non-Interested Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust. Any termination pursuant to this paragraph 3 shall become effective, unless otherwise specifically agreed upon, on the last day of the then-current term of the Agreement; provided that in no event shall the Agreement be terminated before December 31, 2026.

4. Miscellaneous.

(a) Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

(b) Interpretation. Nothing herein contained shall be deemed to require the Trust or any Fund to take any action contrary to the Trust’s Declaration of Trust or by-laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds.

(c) Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

GRANITESHARES ETF TRUST
ON BEHALF OF THE FUNDS

/s/ William Rhind
By:	William Rhind
Title:	President

GRANITESHARES ADVISORS LLC

/s/ William Rhind
By:	William Rhind
Title:	CEO

APPENDIX 1 - THE FUNDS

Product
GraniteShares YieldBOOST QQQ ETF
GraniteShares YieldBOOST SPY ETF
GraniteShares YieldBOOST Small Cap ETF
GraniteShares YieldBOOST Biotech ETF
GraniteShares YieldBOOST Financials ETF
GraniteShares YieldBOOST Gold Miners ETF
GraniteShares YieldBOOST Semiconductor ETF
GraniteShares YieldBOOST Technology ETF
GraniteShares YieldBOOST China ETF
GraniteShares YieldBOOST 20Y+ Treasuries ETF
GraniteShares YieldBOOST Bitcoin ETF
GraniteShares YieldBOOST AAPL ETF
GraniteShares YieldBOOST AMD ETF
GraniteShares YieldBOOST AMZN ETF
GraniteShares YieldBOOST BABA ETF
GraniteShares YieldBOOST COIN ETF
GraniteShares YieldBOOST META ETF
GraniteShares YieldBOOST MSFT ETF
GraniteShares YieldBOOST NVDA ETF
GraniteShares YieldBOOST TSLA ETF
GraniteShares YieldBOOST MSTR ETF
GraniteShares YieldBOOST StragetycSync ETF
GraniteShares YieldBOOST ARM ETF
GraniteShares YieldBOOST ASML ETF
GraniteShares YieldBOOST AVGO ETF
GraniteShares YieldBOOST BRKB ETF
GraniteShares YieldBOOST HIMS ETF
GraniteShares YieldBOOST IONQ ETF
GraniteShares YieldBOOST LCID ETF
GraniteShares YieldBOOST MARA ETF
GraniteShares YieldBOOST MRVL ETF
GraniteShares YieldBOOST MSTR ETF
GraniteShares YieldBOOST MU ETF
GraniteShares YieldBOOST NFLX ETF
GraniteShares YieldBOOST PDD ETF
GraniteShares YieldBOOST PLTR ETF
GraniteShares YieldBOOST RGTI ETF
GraniteShares YieldBOOST RIOT ETF
GraniteShares YieldBOOST RIVN ETF
GraniteShares YieldBOOST HOOD ETF
GraniteShares YieldBOOST SMCI ETF
GraniteShares YieldBOOST SOFI ETF
GraniteShares YieldBOOST TSM ETF
GraniteShares YieldBOOST UBER ETF
GraniteShares YieldBOOST VRT ETF
GraniteShares YieldBOOST CVNA ETF
GraniteShares YieldBOOST CRWD ETF
GraniteShares YieldBOOST DELL ETF
GraniteShares YieldBOOST INTC ETF
GraniteShares YieldBOOST LLY ETF
GraniteShares YieldBOOST MELI ETF
GraniteShares YieldBOOST MU ETF
GraniteShares YieldBOOST NOW ETF
GraniteShares YieldBOOST OKLO ETF
GraniteShares YieldBOOST ORCL ETF
GraniteShares YieldBOOST PANW ETF
GraniteShares YieldBOOST PYPL ETF
GraniteShares YieldBOOST PDD ETF
GraniteShares YieldBOOST QCOM ETF
GraniteShares YieldBOOST RBLX ETF
GraniteShares YieldBOOST RDDT ETF
GraniteShares YieldBOOST RTX ETF
GraniteShares YieldBOOST SNOW ETF
GraniteShares YieldBOOST SOUN ETF
GraniteShares YieldBOOST TSM ETF
GraniteShares YieldBOOST VST ETF

APPENDIX 2 – OPERATING EXPENSE LIMITS

Product	Mgt Fees	TER
GraniteShares YieldBOOST QQQ ETF	0.99%	1.15%
GraniteShares YieldBOOST SPY ETF	0.99%	1.15%
GraniteShares YieldBOOST Small Cap ETF	0.99%	1.15%
GraniteShares YieldBOOST Biotech ETF	0.99%	1.15%
GraniteShares YieldBOOST Financials ETF	0.99%	1.15%
GraniteShares YieldBOOST Gold Miners ETF	0.99%	1.15%
GraniteShares YieldBOOST Semiconductor ETF	0.99%	1.15%
GraniteShares YieldBOOST Technology ETF	0.99%	1.15%
GraniteShares YieldBOOST China ETF	0.99%	1.15%
GraniteShares YieldBOOST 20Y+ Treasuries ETF	0.99%	1.15%
GraniteShares YieldBOOST Bitcoin ETF	0.99%	1.15%
GraniteShares YieldBOOST AAPL ETF	0.99%	1.15%
GraniteShares YieldBOOST AMD ETF	0.99%	1.15%
GraniteShares YieldBOOST AMZN ETF	0.99%	1.15%
GraniteShares YieldBOOST BABA ETF	0.99%	1.15%
GraniteShares YieldBOOST COIN ETF	0.99%	1.15%
GraniteShares YieldBOOST META ETF	0.99%	1.15%
GraniteShares YieldBOOST MSFT ETF	0.99%	1.15%
GraniteShares YieldBOOST NVDA ETF	0.99%	1.15%
GraniteShares YieldBOOST TSLA ETF	0.99%	1.15%
GraniteShares YieldBOOST MSTR ETF	0.99%	1.15%
GraniteShares YieldBOOST StragetycSync ETF	0.99%	1.15%
GraniteShares YieldBOOST ARM ETF	0.99%	1.15%
GraniteShares YieldBOOST ASML ETF	0.99%	1.15%
GraniteShares YieldBOOST AVGO ETF	0.99%	1.15%
GraniteShares YieldBOOST BRKB ETF	0.99%	1.15%
GraniteShares YieldBOOST HIMS ETF	0.99%	1.15%
GraniteShares YieldBOOST IONQ ETF	0.99%	1.15%
GraniteShares YieldBOOST LCID ETF	0.99%	1.15%
GraniteShares YieldBOOST MARA ETF	0.99%	1.15%
GraniteShares YieldBOOST MRVL ETF	0.99%	1.15%
GraniteShares YieldBOOST MSTR ETF	0.99%	1.15%
GraniteShares YieldBOOST MU ETF	0.99%	1.15%
GraniteShares YieldBOOST NFLX ETF	0.99%	1.15%
GraniteShares YieldBOOST PDD ETF	0.99%	1.15%
GraniteShares YieldBOOST PLTR ETF	0.99%	1.15%
GraniteShares YieldBOOST RGTI ETF	0.99%	1.15%
GraniteShares YieldBOOST RIOT ETF	0.99%	1.15%
GraniteShares YieldBOOST RIVN ETF	0.99%	1.15%
GraniteShares YieldBOOST HOOD ETF	0.99%	1.15%
GraniteShares YieldBOOST SMCI ETF	0.99%	1.15%
GraniteShares YieldBOOST SOFI ETF	0.99%	1.15%
GraniteShares YieldBOOST TSM ETF	0.99%	1.15%
GraniteShares YieldBOOST UBER ETF	0.99%	1.15%
GraniteShares YieldBOOST VRT ETF	0.99%	1.15%
GraniteShares YieldBOOST CVNA ETF	0.99%	1.15%
GraniteShares YieldBOOST CRWD ETF	0.99%	1.15%
GraniteShares YieldBOOST DELL ETF	0.99%	1.15%
GraniteShares YieldBOOST INTC ETF	0.99%	1.15%
GraniteShares YieldBOOST LLY ETF	0.99%	1.15%
GraniteShares YieldBOOST MELI ETF	0.99%	1.15%
GraniteShares YieldBOOST MU ETF	0.99%	1.15%
GraniteShares YieldBOOST NOW ETF	0.99%	1.15%
GraniteShares YieldBOOST OKLO ETF	0.99%	1.15%
GraniteShares YieldBOOST ORCL ETF	0.99%	1.15%
GraniteShares YieldBOOST PANW ETF	0.99%	1.15%
GraniteShares YieldBOOST PYPL ETF	0.99%	1.15%
GraniteShares YieldBOOST PDD ETF	0.99%	1.15%
GraniteShares YieldBOOST QCOM ETF	0.99%	1.15%
GraniteShares YieldBOOST RBLX ETF	0.99%	1.15%
GraniteShares YieldBOOST RDDT ETF	0.99%	1.15%
GraniteShares YieldBOOST RTX ETF	0.99%	1.15%
GraniteShares YieldBOOST SNOW ETF	0.99%	1.15%
GraniteShares YieldBOOST SOUN ETF	0.99%	1.15%
GraniteShares YieldBOOST TSM ETF	0.99%	1.15%
GraniteShares YieldBOOST VST ETF	0.99%	1.15%